CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT






We hereby consent to the use in the Form SB-2 Registration
Statement of Riverbank Factors, Inc. our report dated January 24,
1997, relating to the balance sheet of Riverbank Factors, Inc. as of December 31, 1996, which appear in such Form SB-2 Registration
Statement.






WEINBERG, PERSHES & COMPANY, P.A.
Certified Public Accountants



Boca Raton, FL
March 14, 1997